Exhibit 23.3
Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-228146) of Shell Midstream Partners, L.P., and

(2) Registration Statement (Form S-3 No. 333-228144) of Shell Midstream Partners, L.P.;

of our report dated February 18, 2019, with respect to the financial statements of Mars Oil Pipeline Company LLC included in this Annual Report (Form 10-K) of Shell Midstream Partners, L.P. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Houston, Texas
February 21, 2019